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                                                                 EXHIBIT (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-6 of our report dated April 28, 2016, relating to the financial statements and financial highlights of American General Life Insurance Company Separate Account VUL-2, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2016, relating to the consolidated financial statements of American General Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 27, 2016, relating to the statutory basis financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 28, 2016